SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 4, 2006 (November 30, 2006)
Date of Report (Date of earliest event reported)
GOODRICH PETROLEUM CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-7940 (Commission File Number)	76-0466193 (IRS Employer Identification Number)
808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices)
(713) 780-9494
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Other Exhibits
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Opinion of Vinson & Elkins L.L.P.
Share Lending Agreement
Fourth Amendment to Amended Credit Agreement

Item 1.01 Entry into a Material Definitive Agreement.
Share Lending Agreement
          On November 30, 2006, we entered into a 20-year share lending agreement with Bear, Stearns International Limited (“BSIL”) and Bear, Stearns & Co. Inc. (“Bear Stearns”), as agent for BSIL. Under this agreement, we will loan to BSIL 3,122,263 shares of our common stock on the date of issuance of our 3.25% Convertible Senior Notes. We will receive a loan fee of $0.20 per share for each share that we loan to BSIL, payable at the time such shares are borrowed.
          Share loans under the share lending agreement will terminate and the borrowed shares must be returned to us if our concurrent offering of our 3.25% Convertible Notes (the “Notes”) is not consummated or upon the termination of the loan availability period, as well as under the following circumstances:
•	BSIL may terminate all or any portion of a loan at any time.

•	We may terminate any or all of the outstanding loans upon a default by BSIL under the share lending agreement, including a breach by BSIL of any of its representations and warranties, covenants or agreements under the share lending agreement, or the bankruptcy of BSIL.

•	If we enter into a merger or similar business combination transaction with an unaffiliated third party (as defined in the agreement), all outstanding loans will terminate on the effective date of such event.
          In addition, upon the conversion of the Notes, a number of shares of common stock equal to the base conversion rate plus the incremental share factor for such notes must be returned to us for each $1,000 principal amount of Notes so converted. Except in certain limited circumstances, any borrowed shares returned to us cannot be reborrowed.
          In addition, if the initial purchasers’ option to purchase $50 million aggregate principal amount of the Notes is not exercised, BSIL will return to us 892,075 of the loaned shares.
          Any shares that we loan to BSIL will be issued and outstanding for corporate law purposes, and accordingly, the holders of the borrowed shares will have all of the rights of a holder of our outstanding shares, including the right to vote the shares on all matters submitted to a vote of our shareholders and the right to receive any dividends or other distributions that we may pay or make on our outstanding shares of common stock. However, under the share lending agreement, BSIL has agreed:
•	To pay to us an amount equal to any cash dividends that we pay on the borrowed shares, and

•	To pay or deliver to us any other distribution, in liquidation or otherwise, that we make on the borrowed shares.
          In view of the contractual undertakings of BSIL in the share lending agreement, which have the effect of substantially eliminating the economic dilution that otherwise would result from the issuance of the borrowed shares, we believe that under U.S. generally accepted accounting principles currently in effect, the borrowed shares will not be considered outstanding for the purpose of computing and reporting our earnings per share.
          The share lending agreement is filed as Exhibit 10.1 to this report, and this description of the terms of the share lending agreement is qualified in its entirety by reference to such exhibit.

Underwriting Agreement
          On November 30, 2006, the Company entered into an underwriting agreement between the Company and Bear, Stearns, as agent for BSIL (the “Underwriter”). Under the terms of the underwriting agreement and the share lending agreement described above, we issued and loaned to the Underwriter 3,122,263 shares of our common stock in exchange for payment of a loan fee. The Underwriting Agreement contemplates that the Underwriter will sell the shares of our common stock loaned to it. The Underwriter or its affiliates intend to use the proceeds from the sale of the shares to facilitate hedging transactions undertaken by purchasers of our Notes. We did not receive any proceeds from the sale of our common stock.
          The offering was made pursuant to our effective shelf registration statement on Form S-3 [Registration No. 333-129642] (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”). The offering of the shares of our common stock was made by means of a prospectus supplement and accompanying prospectus, copies of which can be obtained by calling Bear, Stearns & Co. Inc. toll-free at 800-803-9204. The prospectus supplement and accompanying prospectus has been filed with the SEC.
          The underwriting agreement is filed as Exhibit 1.1 to this report, and this description of the terms of the underwriting agreement is qualified in its entirety by reference to such exhibit. This report also incorporates by reference the underwriting agreement into the Registration Statement.
Amendment to Senior Credit Facility
          On November 30, 2006, the Company entered into a forth amendment to its Amended and Restated Credit Agreement. The amendment to the Amended and Restated Credit Agreement allowed the Company to offer up to $175 million of Convertible Senior Notes and replaced the tangible net worth test with a total debt to EBITDAX test. All other material terms remain the same.
          The foregoing description of the terms of this amendment is qualified in its entirety to the amendment, which is filed hereto as Exhibits 10.2 to this Current Report and are incorporated herein by reference.
Item 8.01. Other Events.
          This Current Report on Form 8-K is being filed to incorporate by reference an exhibit into our Registration Statement on Form S-3 (Registration No. 333-129642) in connection with our issuance of shares pursuant to the share lending agreement and the underwriting agreement described above under Item 1.01. For additional information about the common stock and the offering thereof, see the prospectus supplement, dated November 30, 2006, as filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) on November 30, 2006.
Item 9.01. Financial Statements and Other Exhibits
          (c) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 30, 2006, among Goodrich Petroleum Corporation, Bear, Stearns & Co. Inc. and Bear Stearns International Limited.

5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Share Lending Agreement, dated November 30, 2006, among Goodrich Petroleum Corporation, Bear, Stearns & Co. Inc. and Bear Stearns International Limited.

10.2	Forth Amendment to Amended and Restated Credit Agreement between Goodrich Petroleum Company, L.L.C. and BNP Paribas and Certain Lenders, dated as of November 30, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)
/s/ David R. Looney
David R. Looney
Executive Vice President & Chief Financial Officer

Dated: December 4, 2006

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 30, 2006, among Goodrich Petroleum Corporation, Bear, Stearns & Co. Inc. and Bear Stearns International Limited.

5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Share Lending Agreement, dated November 30, 2006, among Goodrich Petroleum Corporation, Bear, Stearns & Co. Inc. and Bear Stearns International Limited.

10.2	Forth Amendment to Amended and Restated Credit Agreement between Goodrich Petroleum Company, L.L.C. and BNP Paribas and Certain Lenders, dated as of November 30, 2006.